Exhibit 99.1

iTeos Reports Second Quarter 2020 Financial Results and Provides Business Update

-	July 2020 IPO provided $210.6 million in net proceeds and extends cash runway into 2023 -

-	EOS-850 A2AR antagonist and EOS-448 FCgR-enabled anti-TIGIT antibody continue to progress in clinical trials-

Cambridge, MA and Gosselies, Belgium – September 1, 2020 -- iTeos Therapeutics, Inc. (Nasdaq: ITOS), a clinical-stage biopharmaceutical company pioneering the discovery and development of a new generation of highly differentiated immuno-oncology therapeutics for patients, today reported financial results for the second quarter ended June 30, 2020 and recent business highlights.

“The completion of our successful IPO in July was a major milestone for iTeos and further supports the advancement of our highly differentiated immunotherapy pipeline, including our two lead product candidates, our adenosine A2a receptor antagonist EOS-850 and TIGIT antagonist, EOS-448,” said Michel Detheux, PhD, President and Chief Executive Officer of iTeos. “With trials ongoing for our two lead product candidates, we anticipate that 2021 will be a data-rich year and we hope to continue to leverage our deep understanding of immune pathways and the tumor microenvironment to identify additional novel product candidates that can improve the clinical benefit for patients suffering from cancers.”

Recent Business Highlights

EOS-850: Designed as a highly-selective small molecule antagonist of the adenosine A2a receptor, or A2AR, to inhibit the adenosine triphosphate, or ATP, adenosine pathway, a key driver of immunosuppression in the tumor microenvironment across a broad range of tumors.

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Enrollment continues in Phase 1/2a clinical trial in adult patients with advanced solid tumors: The EOS-850 monotherapy trial in adult patients with advanced solid tumors is ongoing and the company expects to report initial data from monotherapy and combination therapy cohorts in the first half of 2021.

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AACR data presentation showed encouraging safety and efficacy signals in Dose Escalation: The Company presented initial data from the monotherapy dose escalation portion of the Phase 1/2a clinical trial of EOS-850 in 21 heavily pre-treated cancer patients with advanced solid tumors at the American Association of Cancer Research (AACR) Virtual Annual Meeting in April 2020. The data showed that EOS-850 was reported to be generally well tolerated with no dose-limiting toxicities observed. EOS-850 showed preliminary single-agent clinical benefit in two patients with confirmed partial response and an additional five patients with stable disease.

EOS-448: Antagonist specifically designed to target T-cell immunoreceptor with Ig and ITIM domains (TIGIT), a checkpoint that has a role in both inhibitory and stimulatory pathways in the immune system. EOS-448 was also designed to engage the Fc gamma receptor, or FcgR, to promote antibody-dependent cellular cytotoxicity (ADCC) activity, including the elimination of tumor-infiltrating regulatory T cells.

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Patient enrollment continues in Phase 1/2a clinical trial: The dose escalation portion of the Phase 1/2a clinical trial of EOS-448 was initiated in February 2020. Initial safety and efficacy data are expected to be reported in the first half of 2021. Following dose escalation and determination

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of the recommended Phase 2 dose, the study design allows for the expansion of patient cohorts to evaluate the anti-tumor activity of EOS-448 in specific tumor types.
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AACR preclinical data presentation demonstrating an encouraging preclinical therapeutic index: In June 2020, the company presented data for EOS-448 showing potent antitumor activity and a favorable tolerability profile in preclinical studies at the American Association of Cancer Research II Virtual Annual Meeting.

Corporate Updates

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Completed Initial Public Offering (IPO) raising $229.7 million in gross proceeds: In July 2020, iTeos completed its IPO of 10,586,316 shares of common stock at a public offering price of $19.00 per share.  In August 2020, the underwriters exercised their option to purchase an additional 1,505,359 shares.

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Strengthened leadership team with key appointments: In June 2020, iTeos announced the appointments of Matthew Gall as Chief Financial Officer, Dr. Yvonne McGrath as Vice President of Research and Development and Philippe Brantegem as Vice President of Human Resources. Matthew Gall joins iTeos Therapeutics from Sarepta Therapeutics, Inc. where he was the Senior Vice President of Corporate Development and Treasurer. Dr. Yvonne McGrath joins iTeos Therapeutics from Complix N.V. where she served as the Chief Scientific Officer. Philippe Brantegem has delivered human resources support to biopharmaceutical companies such as Merck Sharp & Dohme, Besins Healthcare, Sanofi Pasteur MSD and Korn Ferry for over 20 years.

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Added Ann D. Rhoads to Board of Directors: In June 2020, iTeos announced the appointment of Ann D. Rhoads to its Board of Directors. Ms. Rhoads brings over 25 years of corporate and financial expertise in the life sciences and healthcare industry.

Second Quarter 2020 Financial Results

•	Cash Position: Cash was $136.9 million as of June 30, 2020, as compared to $19.9 million as of December 31, 2019.
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Research and Development (R&D) Expenses: R&D expenses were $6.1 million for the quarter ended June 30, 2020, as compared to $3.9 million for the second quarter of 2019. The increase was primarily due to an increase in activities related to clinical trials for EOS-850 and EOS-448.

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General and Administrative (G&A) Expenses: G&A expenses were $2.4 million for the quarter ended June 30, 2020, as compared to $2.1 million for the second quarter of 2019. The increase was primarily due to an increased payroll and related costs, including recruiting fees, due to the hiring of additional executives in the second quarter of 2020.

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Net Loss: Net loss attributable to common shareholders was $10.3 million, or a net loss of $29.49 per basic and diluted share, for the quarter ended June 30, 2020, as compared to $6.8 million, or a net loss of $36.49 per basic and diluted share, for the second quarter of 2019.

About iTeos Therapeutics, Inc.

iTeos Therapeutics is a clinical-stage biopharmaceutical company pioneering the discovery and development of a new generation of highly differentiated immuno-oncology therapeutics for patients. iTeos Therapeutics leverages its deep understanding of the tumor microenvironment and immunosuppressive pathways to design novel product candidates with an aim to improve the clinical benefit of oncology therapies. The innovative pipeline includes two clinical-stage programs targeting novel, validated immuno-oncology pathways designed to build on prior learnings in the field to have differentiated pharmacological and clinical profiles. The most advanced product candidate, EOS-850, is designed as a highly selective small molecule antagonist of the adenosine A2a receptor, in the adenosine triphosphate adenosine pathway, a key driver of immunosuppression in the tumor microenvironment across a broad range of tumors. EOS-850 is being investigated in an open-label Phase 1/2a clinical trial in adult patients with advanced solid tumors and

iTeos and iTeos logo are trademarks of iTeos Therapeutics Inc.

encouraging preliminary single-agent activity were observed in the dose escalation portion of the trial. The lead antibody product candidate, EOS-448, is an antagonist of TIGIT, or T-cell immunoreceptor with Ig and ITIM domains, a checkpoint that has a role in both inhibitory and stimulatory pathways in the immune system. EOS-448 was also designed to engage the Fc gamma receptor, or FcγR, to promote antibody-dependent cellular cytotoxicity, or ADCC, activity, including the elimination of tumor-infiltrating regulatory T cells, or Tregs. An open-label Phase 1/2a clinical trial of EOS-448 was recently initiated in adult patients with advanced solid tumors. Therapeutics is headquartered in Cambridge, MA with a research center in Gosselies, Belgium.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding iTeos’ future expectations, plans and prospects, which are based on currently available information. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, prospects, plans, objectives of management and expected growth, are forward-looking statements. looking statements. In some cases, you can identify forward-looking statements by terminology such as ‘‘aim,’’ ‘‘anticipate,’’ ‘‘assume,’’ ‘‘believe,’’ ‘‘contemplate,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘design,’’ ‘‘due,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘goal,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘objective,’’ ‘‘plan,’’ ‘‘predict,’’ ‘‘positioned,’’ ‘‘potential,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would’’ and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the initiation, timing, progress and results of our current and future clinical trials and current and future preclinical studies of our product candidates, including our clinical trials of EOS-850, our clinical trials of EOS-448 and of our research and development programs; uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future clinical trials; our ability to successfully establish or maintain collaborations or strategic relationships for our product candidates; the expected timing for submissions for regulatory approval or review by governmental authorities; our financial performance; whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements; risks, uncertainties and assumptions regarding the impact of the continuing COVID-19 pandemic on our business, operations, strategies and anticipated timelines, including mitigation efforts and economic effects, , including but not limited to our preclinical studies and future clinical trials; and our plans to develop and commercialize our current product candidates and any future product candidates and the implementation of our business model and strategic plans for our business, current product candidates and any future product candidates, and other risks concerning iTeos’ programs and operations that are described in additional detail in our Quarterly Report on Form 10-Q and our other filings made with the Securities and Exchange Commission from time to time. Although our forward-looking statements reflect the good faith judgment of management, these statements are based solely on facts and circumstances currently known to iTeos. As a result, you are cautioned not to rely on these forward-looking statements.  Any forward-looking statement made in this press release speaks only as of the date on which it is made.  iTeos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

For further information, please contact:

Media Contacts:
Amber Fennell, Paul Kidwell
Consilium Strategic Communications
+44 203 709 5700
iteos@consilium-comms.com

Investor Contacts:

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Sarah McCabe, Zofia Mita
Stern Investor Relations, Inc.
+ 1 212 362 1200
iTeos@sternir.com

iTeos and iTeos logo are trademarks of iTeos Therapeutics Inc.